                                                                    Exhibit 99.1



Contacts:    For Media:        John Calagna

                               (212) 578-6252

             For Investors:    Tracey Dedrick

                               (212) 578-5140

                  METLIFE ANNOUNCES SECOND QUARTER 2006 RESULTS

              - REPORTS NET INCOME AVAILABLE TO COMMON SHAREHOLDERS
                       OF $0.80 PER DILUTED COMMON SHARE -
          - REPORTS OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
               OF $1.28 PER DILUTED COMMON SHARE, A 9% INCREASE -

NEW YORK, July 31, 2006 - MetLife, Inc. (NYSE: MET) today reported second quarter 2006 net income available to common shareholders of $617 million, or $0.80 per diluted common share, compared with $2.2 billion, or $3.02 per diluted common share, for the second quarter of 2005. During the second quarter of 2005, net income available to common shareholders included a net investment gain of $1.2 billion, net of income taxes, due to the sale of real estate.

                                                                    For the three months ended June 30,
                                                        ------------------------------------------------------------
                                                                  2006                              2005
                                                        --------------------------       ---------------------------
                                                            (in millions, except per diluted common share data)
Net income available to common shareholders                                 $617                            $2,245
Net income available to common shareholders per
   diluted common share                                                    $0.80                             $3.02
Operating earnings available to common shareholders(1)                      $982                              $870

Operating earnings available to common shareholders
   per diluted common share(1)                                             $1.28                             $1.17

Book value per diluted common share                                       $33.30                            $35.16
Book value per diluted common share, excluding
    accumulated other comprehensive income(1)                             $34.59                            $31.02


(1) Operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per diluted common share (excluding accumulated other comprehensive income) are not calculated based on generally accepted accounting principles ("GAAP"). Information regarding non-GAAP financial measures in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures section below, as well as in the tables that accompany this release.

SECOND QUARTER HIGHLIGHTS

- Earned total premiums, fees and other revenues of $8 billion, an 11% increase over the prior year period

- Annuity deposits in the United States reached a record $4.2 billion, an increase of 69% over the prior year period

- Achieved record operating earnings available to common shareholders in Institutional Business

Operating earnings available to common shareholders for the second quarter of 2006 were $982 million, or $1.28 per diluted common share, compared with $870 million, or $1.17 per diluted common share, for the prior year period.

"In the second quarter, MetLife once again demonstrated its ability to achieve strong results. Total premiums, fees and other revenues increased 11% and total annuity deposits increased 69% over the prior year period as our expanded independent distribution group continues to improve our market position," said
C. Robert Henrikson, chairman of the board, president and chief executive officer of MetLife, Inc. "Each of our core businesses continues to grow, capitalizing on MetLife's experience and breadth of product offerings."

SECOND QUARTER SEGMENT OVERVIEW

Reconciliations of segment net income available to common shareholders to segment operating earnings available to common shareholders are provided in the tables that accompany this release.

INSTITUTIONAL BUSINESS EARNINGS UP 31%

Institutional Business operating earnings available to common shareholders in the second quarter of 2006 were a record $453 million, compared with $346 million in the prior year period. The segment's strong performance during the quarter was due in large part to favorable underwriting results in the group life business, strong performance among the products in the non-medical health & other business as well as favorable investment results in the retirement & savings business.

Group life earnings were up 67% over the prior year period due to strong underwriting results and continued favorable persistency. In addition, group life premiums, fees, and other revenues grew slightly over the prior year period.

Retirement & savings earnings grew 6% compared with the second quarter of 2005. Favorable investment results and growth in the asset base, due primarily to the Travelers acquisition, were partially offset by a charge of $11 million, net of income taxes, associated with costs related to the sale of certain small market recordkeeping businesses. Retirement & savings net investment income was up 47% due in large part to the Travelers acquisition.

Non-medical health & other earnings increased 72% due to favorable results across most product lines and slightly lower expenses. Non-medical health premiums, fees and other revenues were up 9% over the prior year period, reflecting growth across most product lines.

INDIVIDUAL BUSINESS EARNINGS UP 22%

Individual Business operating earnings available to common shareholders were $353 million in the second quarter of 2006, compared with $290 million in the prior year period. The increase in earnings was primarily driven by the Travelers acquisition.

Annuity earnings increased 18% over the prior year period as results benefited from strong growth in the business, including the addition of Travelers. During the quarter, annuity deposits increased 69% over the prior year period to reach a record $4.2 billion, reflecting the successful integration of the distribution channels acquired through the Travelers acquisition and the introduction of new products and riders. As a result, fees for separate account investment-type products within the annuity business increased 85% compared with the prior year period.

Earnings in the traditional life business were up 45% due primarily to favorable mortality and a one-time post-retirement benefit liability release. Total first year life premiums and deposits increased 35%, reflecting broader distribution resulting from the Travelers acquisition and a growing agency force.

Variable/universal life earnings increased 10% over the prior year period. In addition, MetLife has completed its previously announced review of Travelers underwriting on specific blocks of life policies and has determined that an additional $30 million, net of income taxes, of excess mortality reserves was required for these policies. This resulted in a charge of $21 million, net of income taxes, primarily to variable/universal life earnings.

AUTO & HOME EARNINGS REMAIN STRONG

Auto & Home operating earnings available to common shareholders remained strong at $99 million in the second quarter of 2006. This compared with a record $101 million in the prior year period, which benefited from unusually low catastrophes. Auto & Home's strong performance in the quarter resulted in an improved non-catastrophe combined ratio of 84.5%, which was due to lower automobile claim frequencies and $21 million, net of income taxes, in favorable claim development related to prior accident years. In addition, earned premiums in the second quarter of 2006 were impacted by higher reinsurance costs.

INTERNATIONAL EARNINGS UP 22%

International operating earnings available to common shareholders were $62 million in the second quarter of 2006, compared with $51 million in the prior year period. Earnings in the segment benefited from strong performance in Asia Pacific and Latin America.

INVESTMENTS

During the second quarter of 2006, MetLife's investment results were enhanced by sustained, solid performance in corporate joint ventures. The company took advantage of higher interest rates and wider spreads during the second quarter to enhance the portfolio, which contributed to higher net realized investment losses, net of income taxes, of $524 million. Included in this result were derivative losses, net of income taxes, of $233 million. The company's derivative positions provide MetLife with protection against interest rate and currency movements and the losses related to positions that do not qualify for hedge accounting.

Earnings Conference Call

MetLife will hold its second quarter 2006 earnings conference call and audio Webcast on Tuesday, August 1, 2006, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1003 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:30 a.m. (ET) on Tuesday, August 1, 2006, until Tuesday, August 8, 2006, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 831132. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Non-GAAP and Other Financial Disclosures

MetLife analyzes its performance using so-called non-GAAP measures, including operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share. Operating earnings available to common shareholders is defined as GAAP net income, excluding net investment gains and losses, net of income taxes, adjustments related to net investment gains and losses, net of income taxes, and discontinued operations other than discontinued real estate, net of income taxes, less preferred stock dividends which are recorded in Corporate & Other. Scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings available to common shareholders. Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income taxes, and adjustments related to net investment gains and losses, net of income taxes, both of which can fluctuate significantly from period to period, and discontinued operations other than discontinued real estate, net of income taxes, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for GAAP net income available to common shareholders and GAAP net income available to common shareholders per diluted common share, respectively.

                                                                         For the three months ended June 30,
                                                              -----------------------------------------------------------
                                                                         2006                            2005
                                                              ----------------------------    ---------------------------
                                                                 (in millions, except per diluted common share data)
Net income available to common shareholders                          $617           $0.80         $2,245           $3.02
Net investment (gains) losses, net of income taxes(1)                 524            0.69        (1,439)          (1.94)
Adjustments related to net investment
    (gains) losses, net of income taxes(2)                          (129)          (0.17)             63            0.09
Discontinued operations, net of income taxes(3)                      (30)          (0.04)              1               -
                                                              ------------    ------------    -----------     -----------
Operating earnings available to common shareholders                  $982           $1.28           $870           $1.17
                                                              ============    ============    ===========     ===========

Book value per diluted common share                                $33.30                         $35.16
Accumulated other comprehensive (income) loss per diluted
    common share                                                     1.29                         (4.14)
                                                              ------------                    -----------
Book value per diluted common share, excluding
    accumulated other comprehensive income/loss                    $34.59                         $31.02
                                                              ============                    ===========

(1) Net investment (gains) losses, net of income taxes, includes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations of $2 million and $(1,227) million for the three months ended June 30, 2006 and 2005, respectively, and excludes (gains) losses of $(44) million and $(8) million for the three months ended June 30, 2006 and 2005, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2) Adjustments related to net investment (gains) losses, net of income taxes, include amortization of unearned revenue and deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3) Discontinued operations, net of income taxes, excludes (gains) losses on sales of real estate and real estate joint ventures related to discontinued operations.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

MetLife, Inc. is a leading provider of insurance and other financial services to millions of individual and institutional customers throughout the United States. Through its subsidiaries and affiliates, MetLife, Inc. offers life insurance, annuities, automobile and homeowner's insurance and retail banking services to individuals, as well as group insurance, reinsurance and retirement and savings products and services to corporations and other institutions. Outside the U.S., the MetLife companies have direct insurance operations in Asia Pacific, Latin America and Europe. For more information, please visit www.metlife.com.

For a copy of MetLife's Quarterly Financial Supplement, please visit www.metlife.com.

                                      # # #

                                  MetLife, Inc.
                        Consolidated Statements of Income
                                    Unaudited
                                  (in millions)

                                                                                      Three months                Six months
                                                                                      ended June 30,             ended June 30,
                                                                                   ---------------------     ---------------------
                                                                                     2006         2005         2006         2005
                                                                                   --------     --------     --------     --------
Premiums                                                                           $  6,428     $  6,034     $ 12,856     $ 12,000
Universal life and investment-type product policy fees                                1,185          813        2,360        1,604
Net investment income                                                                 4,204        3,474        8,439        6,684
Other revenues                                                                          335          301          663          600
Net investment gains (losses)                                                          (743)         333       (1,328)         318
                                                                                   --------     --------     --------     --------
          Total revenues                                                             11,409       10,955       22,990       21,206
                                                                                   --------     --------     --------     --------

Policyholder benefits and claims                                                      6,331        6,259       12,736       12,181
Interest credited to policyholder account balances                                    1,272          820        2,487        1,615
Policyholder dividends                                                                  425          416          846          835
Other expenses                                                                        2,545        2,005        5,043        3,976
                                                                                   --------     --------     --------     --------
          Total expenses                                                             10,573        9,500       21,112       18,607
                                                                                   --------     --------     --------     --------

Income from continuing operations before provision for income taxes                     836        1,455        1,878        2,599
Provision for income taxes                                                              217          450          511          799
                                                                                   --------     --------     --------     --------
Income from continuing operations                                                       619        1,005        1,367        1,800
Income from discontinued operations, net of income taxes                                 31        1,240           30        1,432
                                                                                   --------     --------     --------     --------
Net income                                                                              650        2,245        1,397        3,232
Preferred stock dividends                                                                33           --           66           --
                                                                                   --------     --------     --------     --------
Net income available to common shareholders                                        $    617     $  2,245     $  1,331     $  3,232
                                                                                   ========     ========     ========     ========

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS RECONCILIATION
Net income available to common shareholders                                             617        2,245        1,331        3,232
      Net investment gains (losses)                                                    (817)       2,225       (1,441)       2,204
      Minority interest - net investment gains (losses)                                   4           (2)           2          (11)
      Net investment gains (losses) tax provision                                       289         (784)         509         (775)
                                                                                   --------     --------     --------     --------
Net investment gains (losses), net of income taxes(1)(2)                               (524)       1,439         (930)       1,418

      Adjustments related to universal life and investment-type product
         policy fees                                                                     (9)          --          (12)          --
      Adjustments related to policyholder benefits and dividends                         84          (86)         192          (16)
      Adjustments related to other expenses                                             126           (9)         168          (24)
      Adjustments related to tax benefit (provision)                                    (72)          32         (124)          13
                                                                                   --------     --------     --------     --------
Adjustments related to net investment gains (losses), net of income taxes(3)            129          (63)         224          (27)
Discontinued operations, net of income taxes(4)                                          30           (1)          30          149
                                                                                   --------     --------     --------     --------
Operating earnings available to common shareholders                                $    982     $    870     $  2,007     $  1,692
                                                                                   ========     ========     ========     ========

(1) Net investment gains (losses), net of income taxes, benefit on sales of real estate and real estate joint ventures related to discontinued operations, of $(2) million and $1,227 million for the three months ended June 30, 2006 and 2005, respectively and $(5) million and $1,239 million for the six months ended June 30, 2006 and 2005, respectively.

(2) Net investment gains (losses), net of income taxes, excludes gains (losses) of $44 million and $8 million for the three months ended June 30, 2006 and 2005, respectively, and $69 million and $24 million for the six months ended June 30, 2006 and 2005, respectively, from scheduled settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(3) Adjustments related to net investment gains (losses), net of income taxes, includes amortization of unearned revenue and deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(4) Discontinued operations, net of income taxes, excludes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations.

                                  MetLife, Inc.
                              Financial Highlights
                                    Unaudited
      (in millions, except per common share data or unless otherwise noted)

                                                                        At or for the               At or for the
                                                                         three months                six months
                                                                        ended June 30,             ended June 30,
                                                                    ----------------------      ----------------------
                                                                      2006          2005          2006          2005
                                                                    --------      --------      --------      --------
Other Financial Data:
  Net income available to common shareholders                       $    617      $  2,245      $  1,331      $  3,232
  Operating earnings available to common shareholders               $    982      $    870      $  2,007      $  1,692
  Total assets (billions)                                           $  500.3      $  381.5      $  500.3      $  381.5

Individual Business Sales Data:
  Total first year life premiums and deposits                       $    288      $    213      $    597      $    420
  Variable and Universal life first year premiums and deposits
    (including COLI/BOLI)                                           $    238      $    161      $    497      $    321
  Total annuity deposits                                            $  4,229      $  2,496      $  8,072      $  5,036

Earnings Per Common Share Calculation:
  Weighted average common shares outstanding - diluted                 769.9         743.1         769.4         742.3
  Operating earnings available to common shareholders per
    common share - diluted                                          $   1.28      $   1.17      $   2.61      $   2.28
  Net income available to common shareholders per
    common share - diluted                                          $   0.80      $   3.02      $   1.73      $   4.35

                                  MetLife, Inc.
                               Balance Sheet Data
            June 30, 2006 (Unaudited) and December 31, 2005 (Audited)
                                  (in millions)

                                                                          At June 30,    At December 31,
                                                                             2006             2005
                                                                          ----------       ----------
Balance Sheet Data:
  General account assets                                                  $  367,523       $  353,776
  Separate account assets                                                    132,782          127,869
                                                                          ----------       ----------
    Total assets                                                          $  500,305       $  481,645
                                                                          ==========       ==========

  Policyholder liabilities (including amounts of closed block)            $  264,178       $  262,371
  Short-term debt                                                              2,253            1,414
  Long-term debt                                                              10,737            9,888
  Junior subordinated debt securities underlying common equity units           2,134            2,134
  Shares subject to mandatory redemption                                         278              278
  Other liabilities                                                           60,262           48,590
  Separate account liabilities                                               132,782          127,869
                                                                          ----------       ----------
    Total liabilities                                                        472,624          452,544
                                                                          ----------       ----------

  Preferred stock, at par value                                                    1                1
  Common stock, at par value                                                       8                8
  Additional paid-in capital                                                  17,372           17,274
  Retained earnings                                                           12,196           10,865
  Treasury stock                                                                (905)            (959)
  Accumulated other comprehensive income (loss)                                 (991)           1,912
                                                                          ----------       ----------
    Total stockholders' equity                                                27,681           29,101
                                                                          ----------       ----------
    Total liabilities and stockholders' equity                            $  500,305       $  481,645
                                                                          ==========       ==========

                                  MetLife, Inc.
        Reconciliations of Net Income Available to Common Shareholders to
               Operating Earnings Available to Common Shareholders
                                    Unaudited
                                  (in millions)

                                                                         Three months ended                 Six months ended
                                                                              June 30,                          June 30,
                                                                     ---------------------------       ---------------------------
                                                                        2006             2005             2006             2005
                                                                     ----------       ----------       ----------       ----------
Total Institutional Operations
          Net income available to common shareholders                $      209       $      590       $      422       $      939
          Net investment gains (losses), net of income taxes               (283)             268             (502)             270
          Adjustments related to net investment gains (losses),
            net of income taxes                                              39              (24)              55               (1)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $      453       $      346       $      869       $      670
                                                                     ==========       ==========       ==========       ==========
Institutional Operations
      Group Life
          Net income available to common shareholders                $       95       $       82       $      185       $      170
          Net investment gains (losses), net of income taxes                (47)              (1)             (49)             (10)
          Adjustments related to net investment gains (losses),
            net of income taxes                                               3               --                4               --
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $      139       $       83       $      230       $      180
                                                                     ==========       ==========       ==========       ==========
      Retirement & Savings
          Net income available to common shareholders                $       44       $      430       $      130       $      618
          Net investment gains (losses), net of income taxes               (187)             231             (355)             243
          Adjustments related to net investment gains (losses),
            net of income taxes                                              10              (10)               3                1
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $      221       $      209       $      482       $      374
                                                                     ==========       ==========       ==========       ==========
      Non-Medical Health & Other
          Net income available to common shareholders                $       70       $       78       $      107       $      151
          Net investment gains (losses), net of income taxes                (49)              38              (98)              37
          Adjustments related to net investment gains (losses),
            net of income taxes                                              26              (14)              48               (2)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $       93       $       54       $      157       $      116
                                                                     ==========       ==========       ==========       ==========
Total Individual Operations
          Net income available to common shareholders                $      208       $      582       $      512       $      949
          Net investment gains (losses), net of income taxes               (199)             327             (369)             359
          Adjustments related to net investment gains (losses),
            net of income taxes                                              54              (35)             120              (20)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $      353       $      290       $      761       $      610
                                                                     ==========       ==========       ==========       ==========
Individual Operations
      Traditional Life
          Net income available to common shareholders                $       68       $      269       $      162       $      440
          Net investment gains (losses), net of income taxes                (48)             224              (92)             269
          Adjustments related to net investment gains (losses),
            net of income taxes                                              19              (22)              59               (7)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $       97       $       67       $      195       $      178
                                                                     ==========       ==========       ==========       ==========
      Variable & Universal Life
          Net income available to common shareholders                $       13       $       46       $       71       $       87
          Net investment gains (losses), net of income taxes                (36)               9              (61)               1
          Adjustments related to net investment gains (losses),
            net of income taxes                                               6               (2)              15               (4)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $       43       $       39       $      117       $       90
                                                                     ==========       ==========       ==========       ==========
      Annuities
          Net income available to common shareholders                $      130       $      258       $      271       $      408
          Net investment gains (losses), net of income taxes               (105)              94             (207)              95
          Adjustments related to net investment gains (losses),
            net of income taxes                                              29              (11)              46               (9)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $      206       $      175       $      432       $      322
                                                                     ==========       ==========       ==========       ==========
      Other
          Net income (loss) available to common shareholders         $       (3)      $        9       $        8       $       14
          Net investment gains (losses), net of income taxes                (10)              --               (9)              (6)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings (losses) available to common
            shareholders                                             $        7       $        9       $       17       $       20
                                                                     ==========       ==========       ==========       ==========
Total Auto & Home
          Net income available to common shareholders                $       99       $       98       $      190       $      174
          Net investment gains (losses), net of income taxes                 --               (3)              (2)              (3)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $       99       $      101       $      192       $      177
                                                                     ==========       ==========       ==========       ==========
Auto & Home
      Auto
          Net income available to common shareholders                $       68       $       65       $      132       $      108
          Net investment gains (losses), net of income taxes                 --               (2)              (1)              (2)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $       68       $       67       $      133       $      110
                                                                     ==========       ==========       ==========       ==========

                                                                         Three months ended                 Six months ended
                                                                              June 30,                          June 30,
                                                                     ---------------------------       ---------------------------
                                                                        2006             2005             2006             2005
                                                                     ----------       ----------       ----------       ----------
      Homeowners
          Net income available to common shareholders                $       32       $       32       $       59       $       63
          Net investment gains (losses), net of income taxes                 --               (1)              (1)              (1)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $       32       $       33       $       60       $       64
                                                                     ==========       ==========       ==========       ==========
      Other
          Net income (loss) available to common shareholders         $       (1)      $        1       $       (1)      $        3
                                                                     ----------       ----------       ----------       ----------
          Operating earnings (losses) available to common
            shareholders                                             $       (1)      $        1       $       (1)      $        3
                                                                     ==========       ==========       ==========       ==========
International
          Net income available to common shareholders                $      101       $       45       $      205       $      121
          Net investment gains (losses), net of income taxes                  8                5               22                5
          Adjustments related to net investment gains (losses),
            net of income taxes                                              31              (10)              46               (1)
          Discontinued operations, net of income taxes                       --               (1)              --               (2)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $       62       $       51       $      137       $      119
                                                                     ==========       ==========       ==========       ==========
Reinsurance
          Net income available to common shareholders                $       27       $        7       $       53       $       36
          Net investment gains (losses), net of income taxes                 (7)              (3)              (3)              12
          Adjustments related to net investment gains (losses),
            net of income taxes                                               5                6                3               (5)
                                                                     ----------       ----------       ----------       ----------
          Operating earnings available to common shareholders        $       29       $        4       $       53       $       29
                                                                     ==========       ==========       ==========       ==========